SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________

Date of Report (Date of earliest event reported): April 3, 2007

PAINEWEBBER R&D PARTNERS III, L.P.
(Exact name of registrant as specified in its charter)

Delaware	33-35938	13-3588219
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

1285 Avenue of the Americas, New York, New York 10019
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (212) 713 - 2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING
FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Except for the historical information contained herein, the matters discussed herein are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of PaineWebber R&D Partners III, L.P. or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; fluctuations in the value of securities; and the dependence of PaineWebber R&D Partners III, L.P. on the General Partner.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to a Consent Solicitation Statement, dated February 16, 2007, and related Consent Form, the Registrant solicited the consent of its limited partners to a Proposal to sell all of the assets of the Registrant, which, other than a money market fund, consisted of 24,270 publicly-traded shares of Genzyme Corporation and 85,300 publicly-traded shares of Repligen Corporation. Approval of the Proposal would result in a final liquidating distribution and termination of the Registrant. To approve the Proposal, the holders of 24,882 of the Registrants Units were required to consent to it. The solicitation expired at the close of business on March 28, 2007.

The Proposal was approved, with limited partners owning 30,806 Units (61.61%) voting in favor of the Proposal and 309 Units (0.62%) voting against the Proposal.

As required by the Proposal, the General Partner of the Registrant sold the shares of Genzyme Corporation and Repligen Corporation owned by the Registrant in open market transactions on NASDAQ (where such shares are traded). The sales occurred between March 30, 2007 and April 3, 2007 as follows:

Shares of Repligen Corporation

Date of Sale: March 30, 2007
Number of Shares Sold: 34,100
Price: $3.16186 per share
Proceeds to Registrant (net of brokerage commissions and other charges): $106,055.63

Date of Sale: April 2, 2007
Number of Shares Sold: 4,100
Price: $3.15 per share
Proceeds to Registrant (net of brokerage commissions and other charges): $12,623

Date of Sale: April 3, 2007
Number of Shares Sold: 47,100
Price: $3.1574 per share
Proceeds to Registrant (net of brokerage commissions and other charges): $146,335.40

Shares of Genzyme Corporation

Date of Sale: April 3, 2007
Number of Shares Sold: 24,270
Price: $60.509096 per share
Proceeds to Registrant (net of brokerage commissions and other charges): $1,463,098.87

As a result of the foregoing sales, the Registrant received aggregate net proceeds of $1,728,112.27 and paid brokerage commissions and other charges to UBS Financial Services, Inc., an affiliate of the General Partner of the Registrant, in the aggregate amount of $9,890.83.

Pending the final distribution to its limited partners, the Registrant has invested its cash balances, including the proceeds from these sales, in short-term instruments.

The Registrant is currently preparing to send the final liquidating distribution to its limited partners, following which the limited partners will no longer have any further interest in the Partnership. Thereafter, the Partnership will file a Form 15 with the Securities and Exchange Commission and terminate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 19, 2007

PAINEWEBBER R&D PARTNERS III, L.P.
(Registrant)

By:	PaineWebber Development Corporation

By:	/s/ Rosemarie Albergo
Title:	Treasurer